                                                                      EXHIBIT 10
                                   Law Offices
                             Drinker Biddle & Reath
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496
                            Telephone: (215) 988-2700
                                  Telex: 834684
                               Fax: (215) 988-2757

                                January 30, 1997



Temporary Investment Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway, Suite 100
Wilmington, Delaware 19809

         RE:      TEMPORARY INVESTMENT FUND, INC.
                  POST-EFFECTIVE AMENDMENT NO. 56 TO REGISTRATION
                  STATEMENT ON FORM N-1A
                  (REGISTRATION NO. 2-47015)

Gentlemen:

                  We have acted as counsel for Temporary Investment Fund, Inc., a Maryland corporation (the "Fund"), and have been informed by the Fund of the registration of 2,862,429,192 shares of Class B and Class B - Special Series 1 Common Stock and 365,342,718 shares of Class C and Class C - Special Series 1 Common Stock ("Shares"), pursuant to Post-Effective Amendment No. 56 to the Fund's Registration Statement under the Securities Act of 1933. The registration of such Shares has been made in reliance upon Rule 24e-2 under the Investment Company Act of 1940. The Fund is an open-end investment company authorized to issue a total of sixty billion shares of Common Stock, par value $.001 per share, of which forty billion shares were classified as Class B Common Stock, five billion shares were classified as Class B - Special Series 1 Common Stock, five billion shares were classified as Class C Common Stock, and ten billion shares were classified as Class C - Special Series 1 Common Stock at all times during the fiscal year ended September 30, 1996 and remain so classified as of the date of this opinion. We have reviewed the Fund's Charter, its By-Laws, resolutions adopted by its Board of Directors and shareholders and such other legal and factual matters as we have deemed appropriate.

                  On the basis of the foregoing, we are of the opinion that the foregoing 2,862,429,192 shares of Class B and Class B - Special Series 1 Common Stock and 365,342,718 shares of Class C and Class C - Special Series 1 Common Stock when issued for payment as described in the Fund's Prospectuses, will be validly issued, fully paid and non-assessable by the Fund.

Temporary Investment Fund, Inc.
January 30, 1997
Page 2


                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post- Effective Amendment No. 56 to the Fund's Registration Statement.


                                                  Very truly yours,

                                                  /s/ Drinker Biddle & Reath

                                                  DRINKER BIDDLE & REATH


VSJ/KLT